U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 9, 2001

                       NESS ENERGY INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)

                                  Washington
           (State or jurisdiction of incorporation or organization)

                                    0-10301
                           (Commission File Number)

                                   91-1067265
                 (I.R.S. Employer Identification Number)

      4201 East Interstate 20, Willow Park, Texas                  76087
      (Address of principal executive offices)                   (Zip Code)

               Registrant's telephone number:  (817) 341-1477

         (Former name or former address, if changed since last report)

ITEM 5.  OTHER INFORMATION.

The Israel Petroleum Commissioner has notified Israel Oil
Company ("IOC") and Hesed Energy International, Inc. ("Hesed"), a private company related to the Registrant, that effective on September 9, 2001 these companies will no longer have the rights to the license between Hesed and the IOC regarding drilling rights in part of the Dead Sea area in Israel. This was designated as the "Hesed License." While the Hesed License itself was granted to IOC, the Israel Petroleum Commissioner previously approved this firm's assignment of the rights in over 95% of the license area to Hesed. The Israeli regulatory authority set an April 1, 2000 deadline for "spudding-in" a well within the Hesed License area; that date was subsequently extended to June 1, 2001 so additional funding arrangements could be put in place to allow the Registrant to acquire 45% of the working interest in the Hesed License.

The notification by the Israel Petroleum Commissioner stated that the reason for this decision was that a well has not been spudded-in by the time the license expired on September 9, 2001. The Registrant has now made an application to obtain the Hesed License outright. Hesed still owns the Metzada License in the same area.

                              SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Ness Energy International, Inc.



Date: September 17, 2001                By:  /s/ Hayseed Stephens
                                        Hayseed Stephens,President and Chief
                                        Executive Officer